ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20080046226-60
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 01/18/2008 7:26 AM
	Entity Number E0044352008-5

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Solid Solar Energy, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	InCorp Services, Inc. Name 3155 East Patrick Lane - Suite 1 — Street Address; Las Vegas — City; NEVADA; 89120-3481 — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ $0.0010 Number of shares without par value: 0
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. Andrew Uribe — Name 3155 East Patrick Lane - Suite 1 — Street Address; Las Vegas — City; NV — State; 89120-3481 — Zip Code 2. Jordan Kesner — Name 3155 East Patrick Lane - Suite 1 — Street Address; Las Vegas — City; NV — State; 89120-3481 — Zip Code 3. Name Street Address; City; State; Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Any Legal Purpose
6. Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Doug Ansell on behalf of InCorp Services, Inc. — Name; Signature 3155 East Patrick Lane - Suite 1 — Address; Las Vegas — City; NV — State; 89120-3481 — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company; January 14, 2008 — Date

This form must be accompanied by appropriate fees. See attached fee schedule.